Exhibit 10.3

AMENDMENT No. 1

to the

FACILITY USE AGREEMENT

This Amendment No. 1 to the Facility Use Agreement (the “Agreement”) (hereinafter referred to as the “Amendment”) is made as of April 17, 2019 (the “Effective Date”), by and between the INSTITUTE FOR SYSTEMS BIOLOGY (“ISB”), a Washington non-profit corporation, and NEOLEUKIN (“User”), a Delaware Corporation. ISB and the Company are collectively referred to as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, The User and ISB are parties to a certain Facility Use Agreement (the “Agreement”) dated November December 4, 2018;

WHEREAS, The User and ISB desire to amend the Agreement to adjust the rentable square feet identified in the Agreement, as more particularly described in this Amendment No. 1. All other provisions of the Agreement remain in full force and effect; and

NOW, THEREFORE, the Parties hereby agree to amend the Agreement as follows:

1.	In paragraph 1.a., line one, delete two thousand thirty (2,030) in its entirety and insert three thousand five hundred (3,500);

2.	Delete Exhibit C “Description of Space” in its entirety and replace with Exhibit C included in this Amendment.

INSTITUTE FOR SYSTEMS BIOLOGY By: /s/ Becky Johnson Title: Director of Facilities & Operations Date: April 17, 2019	NEOLEUKIN By: /s/ Jonathan G. Drachman Title: CEO, Neoleukin Therapeutics Date: April 17, 2019

EXHIBIT C

DESCRIPTION OF SPACE

Office space in the Southeast corner of the 4th floor (L4) and lab space in the South end of the 3rd floor (L3) as depicted below.

L4 Office Space

L3 Office Space

Note: Partial end cap, -80 strorage and space in room 389 are not depicted in this map.